Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael Lack, Interim Chief Executive Officer of Lpath, Inc. (the “Company”) and Gary J.G. Atkinson, Chief Financial Officer of the Company, each hereby certifies that:

(1)                                 The Company’s Annual Report on Form 10-K for the period ended December 31, 2014, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2015

/s/ MICHAEL LACK	/s/ GARY J.G. ATKINSON
Michael Lack, Interim Chief Executive Officer	Gary J.G. Atkinson, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Lpath, Inc. and will be retained by Lpath, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Lpath, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.